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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Holly Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE -- ELECTION OF DIRECTORS
PROPOSAL TWO -- AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES
OWNERSHIP OF SECURITIES
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
STOCKHOLDER NOMINATING PROCEDURES AND COMMUNICATIONS WITH THE BOARD
EXECUTIVE OFFICERS
CODE OF BUSINESS CONDUCT AND ETHICS
CORPORATE GOVERNANCE GUIDELINES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT FEES
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION

HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915
April 10, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Holly Corporation to be held on Thursday, May 11, 2006, at 10:00 a.m., local time, in the Garden Room, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of proxy for use in voting at the meeting and an Annual Report for Holly Corporation.
      At the Annual Meeting, you will be asked (i) to elect ten directors to the Board of Directors of the Company, (ii) to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of shares of Common Stock, par value $0.01 per share, that the Corporation has the authority to issue from 50,000,000 shares to 100,000,000 shares and (iii) to act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card or grant your proxy by Internet or telephone, as described on the enclosed proxy card, as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

LAMAR NORSWORTHY
Chairman of the Board
YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card or to grant your proxy by the Internet or by telephone, as described on the enclosed proxy card, as promptly as possible. Returning your proxy card or granting your proxy by the Internet or by telephone will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy card or has granted his or her proxy by telephone. When providing your proxy, please indicate whether you plan to attend the Annual Meeting in person.

HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 10, 2006
      PLEASE TAKE NOTICE that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Holly Corporation (the “Company”) will be held on Thursday, May 11, 2006, at 10:00 a.m. local time in the Garden Room, Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, to consider and vote on the following matters:

1. Election of ten directors to serve on the Board of Directors (the “Board of Directors”) of the Company until the Company’s next annual meeting;

2. Approval of an Amendment to the Company’s Restated Certificate of Incorporation to increase from 50,000,000 shares to 100,000,000 shares the total number of shares of Common Stock, par value $0.01 per share, that the Company has the authority to issue; and

3. Such other business as may properly come before the meeting, or any postponement or adjournment thereof.
      The Company’s Annual Report for its year ending December 31, 2005 is being distributed with this Proxy Statement.
      The close of business on March 22, 2006 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice and also at the Annual Meeting.
      Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card or grant your proxy by the Internet or telephone, as described on the enclosed proxy card, as promptly as possible. When providing your proxy, please indicate whether you plan to attend the Annual Meeting in person. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.” The prompt return of proxies will save the expense involved in further communications.

By Order of the Board of Directors:

ERIN O. ROYSTON
Secretary

PROXY STATEMENT
OF
HOLLY CORPORATION
100 Crescent Court
Suite 1600
Dallas, Texas 75201-6915
SOLICITATION AND REVOCABILITY OF PROXIES
      The Board of Directors requests your proxy for use at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2006, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy card or granting your proxy by the Internet or by telephone, you authorize the persons named on the proxy card, or in your telephonically or electronically-submitted proxy (collectively, the “Proxy”), to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the proxy card were first mailed to stockholders of the Company on or about April 10, 2006.
      This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company’s common stock (the “Common Stock”) that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.
      If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy card, are represented by another proxy, or have granted your proxy by the Internet or by telephone. You may revoke your proxy, whether granted by the Internet or by telephone or by returning the enclosed proxy card, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In addition, if you granted your proxy by the Internet or by telephone, you may revoke such grant by resubmitting your proxy by the Internet or by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on May 10, 2006. In the absence of any such revocation, shares represented by the persons named in the Proxies will be voted at the Annual Meeting.
VOTING AND QUORUM
      The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 29,007,555 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.
      Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. The holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the Annual Meeting had a quorum originally been present. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named in the Proxy intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy card does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.
PROPOSAL ONE — ELECTION OF DIRECTORS
      The Board of Directors has designated Buford P. Berry, Matthew P. Clifton, W. John Glancy, William J. Gray, Marcus R. Hickerson, Thomas K. Matthews, II, Robert G. McKenzie, Lamar Norsworthy, Jack P. Reid and Paul T. Stoffel as nominees for election as directors of the Company at the Annual Meeting (each, a “Nominee”). All of the Nominees currently serve as directors of the Company. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of Stockholders in 2007 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”
      The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.
Required Vote and Recommendation
      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for the election of each of the Nominees.
The Board of Directors recommends a vote “FOR” the election of each of the nominees.
PROPOSAL TWO — AMENDMENT TO RESTATED CERTIFICATE
OF INCORPORATION TO INCREASE AUTHORIZED SHARES
      The Board of Directors is seeking stockholder approval to amend the Company’s Restated Certificate of Incorporation to increase the Company’s authorized shares of Common Stock to 100,000,000 shares.
Current Capital Structure
      As of March 22, 2006, the Company had 29,007,555 outstanding shares of Common Stock, 6,810,305 shares of Common Stock held in treasury, and no outstanding shares of Preferred Stock, plus outstanding options that would allow the holders of these options to purchase 1,017,750 additional shares of Common Stock. The Company is currently authorized to issue 50,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.
      The Board of Directors has determined that it is in the best interest of the Company and its stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 shares to 100,000,000 shares. The proposed amendment to the Company’s Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A.
Purpose of the Proposal
      The Board of Directors has proposed this amendment to ensure that the Company has sufficient authorized shares available to provide the Company with flexibility in the future to issue shares for general corporate purposes in connection with, by way of example and without limitation, possible stock splits effected in the form of stock dividends, payments of stock dividends, future equity financings, future acquisitions or mergers, provision of equity incentives to employees, and recapitalizations. In determining to propose the amendment, the Board of Directors considered that without an increase in authorized shares, it would not be possible for the Company to effect a normal stock split by means of a stock dividend. If the proposed amendment is approved, the additional authorized shares (the “Additional Shares”) may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be in the best interests of the Company and its stockholders and, except as otherwise required by applicable law, without further authority from the stockholders of the Company. The Company has no current plans or agreements for any use of any of the Additional Shares.
      As of March 22, 2006, the maximum number of unreserved shares of Common Stock that may be issued by the Company was 11,636,208. If stockholders do not approve the increase in the Company’s authorized Common Stock, the Company may not be able to effect any of the general corporate purposes described above, or any combination thereof.
Effect of Issuance of Additional Shares
      Except in the case of a stock dividend or stock split effected in the form of a stock dividend, issuance of any of the Additional Shares may, among other things, have a dilutive effect on earnings per share, and on stockholders’ equity and voting rights. Issuance of Additional Shares, or the perception that Additional Shares may be issued, may also adversely affect the market price of the Company’s Common Stock. Holders of Common Stock do not have preemptive rights to subscribe for any Additional Shares, if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.
      In addition, if the Company were to sell or otherwise issue authorized but unissued Common Stock at a time when a takeover is pending or threatened, the issuance of the Additional Shares of Common Stock could discourage the takeover by making a takeover more expensive and subject to additional risks. The proposal is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.
Required Vote and Recommendation
      Adoption of Proposal Two requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have the same effect as a vote against Proposal Two. Unless otherwise instructed in the Proxy or unless authority to vote is withheld, the Proxy will be voted for Proposal Two.
The Board of Directors recommends a vote “FOR” amending the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000 shares.

OWNERSHIP OF SECURITIES
      The following table and the notes thereto set forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each current director of the Company, (ii) the named executive officers of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each other person known to the Company to own beneficially more than five percent of Common Stock outstanding on the Record Date. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6915.
      The Company has determined beneficial ownership in accordance with regulations of the Securities and Exchange Commission (the “SEC”). The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 29,007,555 shares of Common Stock outstanding.

	Number of Shares		Percent of
	and Nature of		Common Stock
Name and Address of Beneficial Owner	Beneficial Ownership		Outstanding

Brown Brothers Harriman Trust Company of Texas	4,769,544	(1)	16.44%
2001 Ross Ave.
Dallas, Texas 75201-2996
FMR Corp.	3,242,400	(2)	11.18%
82 Devonshire Street
Boston, Massachusetts 02109
Lamar Norsworthy	781,250	(3)(4)(5)	2.65%
Paul T. Stoffel	761,505		2.63%
Jack P. Reid	303,358		*
Matthew P. Clifton	214,617	(4)(5)	*
Stephen J. McDonnell	131,363	(4)	*
W. John Glancy	84,313	(4)	*
Marcus R. Hickerson	21,729	(6)	*
William J. Gray	16,701		*
David L. Lamp	10,301	(5)	*
Robert G. McKenzie	7,505		*
Thomas K. Matthews, II	5,105		*
Buford Berry	3,505		*
P. Dean Ridenour	2,357		*
All directors and executive officers as a group (13 persons)(3)(4)(6)	2,343,610	(7)	8.15%

*	less than one percent.

(1)	Brown Brothers Harriman Trust Company of Texas (“Brown Brothers Texas”) is deemed to beneficially own 4,769,544 shares in its capacity as trustee of trusts for the benefit of Betty Regard, Margaret Simmons and Suzanne Bartolucci. Brown Brothers Texas has sole voting power and sole investment power with respect to these 4,769,544 shares. Additionally, Brown Brothers Texas is deemed to beneficially own 643,424 shares in its capacity as co-trustee with Mr. Norsworthy of trusts for the benefit of Mr. Norsworthy, Nona B. Norsworthy, Nona Barrett, Mary Francis Norsworthy Fernandes, Hudson Alexander Fernandes and Sophia Faye Fernandes. Brown Brothers Texas and Mr. Norsworthy have shared voting power and shared investment power with respect to these shares. Brown Brothers Harriman & Co. and Brown Brothers Harriman Trust Company are controlling entities of Brown Brothers Texas.

(2)	FMR Corp. has filed with the SEC a Schedule 13G/ A, dated February 14, 2006. Based on the Schedule 13G, FMR Corp. has sole dispositive power with respect to 3,242,400 shares, sole voting power with respect to 582,434 shares, and shared voting power and shared dispositive power with respect to no shares.

(3)	Includes 643,432 shares deemed to be beneficially owned by Mr. Norsworthy in his capacity as co-trustee with Brown Brothers Texas as described above in footnote (1). Mr. Norsworthy disclaims beneficial ownership except as to 3,217 shares beneficially owned by the trusts.

(4)	The number of shares beneficially owned includes shares of Common Stock of which such individuals have the right to acquire beneficial ownership either currently or within 60 days after the record date, upon the exercise of options, as follows: 448,000 shares for Mr. Norsworthy, 109,800 shares for Mr. Clifton, 65,000 shares for Mr. Glancy, 120,000 shares for Mr. McDonnell, and 762,800 shares for all directors and executive officers as a group. The number of shares beneficially owned also includes unvested shares of restricted stock which such individuals cannot dispose of until the restrictions on these shares lapse, as follows: 72,640 shares for Mr. Norsworthy, 50,124 shares for Mr. Clifton, 11,513 shares for Mr. Glancy, 7,363 shares for Mr. McDonnell, 10,296 shares for Mr. Lamp, 2,357 shares for Mr. Ridenour and 154,293 shares for all directors and executive officers as a group.

(5)	The number of shares beneficially owned includes shares in the Thrift Plan for Employees of Holly Corporation, Its Affiliates and Subsidiaries as follows: 44,640.94 shares for Mr. Norsworthy, 18,323.94 shares for Mr. Clifton, 5.16 shares for Mr. Lamp, and 62,946 shares for all directors and executive officers as a group. All such shares are subject to the participant’s directions as to holding or selling such shares.

(6)	Mr. Hickerson disclaims beneficial ownership except as to 9,729 of these shares.

(7)	Includes 649,944 shares as to which the holders disclaim beneficial ownership.

DIRECTORS
      The following table sets forth certain information regarding the directors of the Company. Each director’s term of office expires at the Annual Meeting.

Name of Nominee	Age	Current Title

Buford P. Berry	70	Director
Matthew P. Clifton	54	Chief Executive Officer, Director
W. John Glancy	64	Senior Vice President and General Counsel, Director
William J. Gray	65	Director
Marcus R. Hickerson	79	Director
Thomas K. Matthews, II	80	Director
Robert G. McKenzie	68	Director
Lamar Norsworthy	59	Chairman of the Board
Jack P. Reid	69	Director
Paul T. Stoffel	72	Director
      Buford P. Berry, a director since May 2004, has served as a manager and an Advisory Committee Member of Dorchester Minerals Management GP LLC since February 2003. He is currently of counsel to Thompson & Knight, L.L.P., a Texas based law firm. Mr. Berry has been an attorney with Thompson & Knight L.L.P., serving in various capacities since 1963, including as Managing Partner from 1986 to 1998.
      Matthew P. Clifton, a director since 1995, has been with the Company for over twenty years and was elected as the Company’s Chief Executive Officer effective January 1, 2006. Mr. Clifton served as President of the Company from 1995 to January 1, 2006, and since March 2004, has served as Chairman of the Board and Chief Executive Officer of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., which is the general partner of Holly Energy Partners, L.P. (“HEP”), a Delaware limited partnership. The Company currently owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P.
      W. John Glancy, a director from 1975 to 1995 and since September 1999, has been Senior Vice President and General Counsel of the Company since April 1999. He also held the office of Secretary from April 1999 through February 2005. From December 1998 to September 1999, he was Senior Vice President, Legal of the Company. From 1997 through March 1999, he practiced law in the Law Offices of W. John Glancy in Dallas. Mr. Glancy currently also serves as Vice President and General Counsel of Holly Logistic Services, L.L.C.
      William J. Gray, a director since September 1996, is a private consultant. He has served as a governmental affairs consultant for the Company since January 2003 and also served as a consultant to the Company from October 1999 through September 2001. Until October 1999, Mr. Gray was Senior Vice President, Marketing and Supply of the Company.
      Marcus R. Hickerson, a director since 1960, was a consultant to Centex Development Company from 1987 to 1999 and has been President of Waxahachie Community Development Corporation since October 1999.
      Thomas K. Matthews, II, a director since 1978, is a financial consultant.
      Robert G. McKenzie, a director since 1992, is a financial consultant. From January 1990 to August 1999, he was Executive Vice President and Chief Operating Officer of Brown Brothers Harriman Trust Company of Texas.
      Lamar Norsworthy, a director since 1967, serves as Chairman of the Board. Mr. Norsworthy was the Company’s Chairman of the Board and Chief Executive Officer from 1977 to January 1, 2006. Mr. Norsworthy is also a director of Cooper Cameron Corporation and has served as a director of Holly Logistic Services, L.L.C. since March 2004.
      Jack P. Reid, a director since 1977, was a consultant to the Company from August 1999 through July 2002. Until August 1999, Mr. Reid was Executive Vice President, Refining, of the Company.
      Paul T. Stoffel, a director since 2001, is Chairman of Triple S Capital Corp. and of Paul Stoffel Investments, engaged in public and private equity investments.
Compensation of Directors
      The Company recently implemented changes to the cash and equity components of the compensation of its non-employee directors. For the year ended December 31, 2006, directors who are not employees of the Company or its subsidiaries are currently compensated by: (a) a $35,000 annual cash retainer, payable in four quarterly installments (adjusted from $25,000 in 2005); (b) $1,500 per attended meeting of the Board and per each attended meeting of a committee of the Board, except that in the case of special Board meetings or committee meetings held by conference telephone, no fee is paid for meetings lasting less than thirty minutes, $750 is paid for meetings lasting between thirty minutes and two hours, and the full $1,500 is paid only for meetings lasting more than two hours (adjusted from $1,500 in 2005, when payment was limited to one committee meeting per day); and (c) an annual grant of restricted share units equal in value to $80,000 on the date of grant (adjusted from $40,000 in 2005). With respect to the restricted share units, the units will have their restrictions lapse in 25% increments every three months and will fully vest one year following the date of grant (adjusted from a three-year restricted period in 2005). Under the current compensation program, a number of shares of Holly Corporation common stock equal to the vested restricted share units will be earned and transferred to the director at the earlier of three years from the date of grant or cessation of the director’s service on the Board of Directors. Until such time, the director will receive dividend equivalent rights, but not voting rights. Under new stock ownership guidelines approved by the Board of Directors in 2006, directors will be expected to retain fifty percent of the restricted share units until a specified ownership level is achieved. In addition to the foregoing, the director who serves as the chairperson of the Audit Committee of the Board of Directors will receive a $10,000 special annual retainer for his service as committee chair (adjusted from $5,000 in 2005). Each director who serves as the chairperson of the Compensation, Nominating/ Corporate Governance and Public Policy committees of the Board of Directors will receive a $5,000 special annual retainer for his service as committee chair. Officers of the Company who also serve on the Board of Directors do not receive supplemental compensation for their service as directors.
MEETINGS AND COMMITTEES OF DIRECTORS
      The Company’s Board of Directors is comprised of a majority of independent directors as defined in Section 303A.02 of the New York Stock Exchange listing standards. The directors determined by the Board to be independent under this standard are Buford P. Berry, William J. Gray, Thomas K. Matthews, II, Robert G. McKenzie, Paul T. Stoffel, Jack P. Reid and Marcus R. Hickerson. In determining that Mr. Hickerson is an independent director, the Board considered the fact that Mr. Hickerson’s 52-year-old son, M. Neale Hickerson, is employed as a Vice President of the Company and certain subsidiaries, including Holly Logistic Services, L.L.C. From January 2004 to February 2005, M. Neale Hickerson’s title as an officer of the Company was Vice President, Treasury and Investor Relations, and his current title is Vice President, Investor Relations. The Board’s determination that the employment of M. Neale Hickerson would not interfere with Marcus R. Hickerson’s ability to act independently from the management of the Company was based particularly on the fact that Marcus R. Hickerson satisfies all of the independence requirements of Section 303A.02(b) of the New York Stock Exchange rules and of Rule 10A-3 under the Exchange Act. Additionally, the Board based its determination on the role played in the Company by M. Neale Hickerson and the fact that he is not an Executive Officer of the Company.
      The Company’s Board of Directors held six meetings during 2005. The Board of Directors has six principal standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Long-Term Compensation Committee, the Nominating/ Corporate Governance Committee, and the Public Policy Committee. Each of the Committees is appointed by the Board of Directors. During 2005, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board of Directors on which that director served. The Company does not have a policy requiring the Chairman of the Board or other directors to attend the Company’s Annual Meeting. All of the Company’s directors attended the 2005 Annual Meeting of Stockholders.
      The current members of the Executive Committee are Messrs. Norsworthy (Chairman), Clifton, Glancy and Reid. The Executive Committee of the Board of Directors has the authority of the Board, to the extent permitted by law and subject to any limitations that may be specified from time to time by the Board, for the management of the business and affairs of the Company between meetings of the Board. During 2005, the committee met four times.
      The current members of the Audit Committee are Messrs. McKenzie (Chairman), Berry, Matthews, and Stoffel. The Audit Committee of the Board of Directors is responsible for monitoring the Company’s internal accounting controls, selecting and engaging independent auditors, reviewing quarterly and annual reports filed with the SEC, and reviewing certain activities of the independent auditors and their reports and conclusions. In addition, the committee selects persons to conduct internal audits of certain Company transactions and related financial controls and reviews the reports developed from such internal audits. During 2005, the committee met seven times. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any shareholder who requests it. As described above, all members of the Audit Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. McKenzie satisfies the requirements of the SEC regulations for an “audit committee financial expert” and has designated Mr. McKenzie as the Company’s audit committee financial expert.

      The current members of the Compensation Committee are Messrs. Berry (Chairman), Matthews and McKenzie. The Compensation Committee of the Board of Directors is responsible for the oversight of compensation programs and plans that affect the executive officers of the Company. The committee determines the level of compensation, including compensation under the Company’s Long-Term Incentive Compensation Plan, paid to the Company’s Chief Executive Officer and all other executive officers. The committee is also responsible for establishing and overseeing the compensation program for non-employee directors who serve on the Company’s Board of Directors. As described above, all members of the Compensation Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2005, the committee met seven times. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any shareholder who requests it.
      The Long-Term Compensation Committee of the Board of Directors had previously been responsible for developing and approving awards of long-term compensation of executives and key employees under the Company’s Long-Term Incentive Compensation Plan. As of February 10, 2006, the foregoing responsibilities have been transferred by the Board of Directors to the Compensation Committee. The members of the Long-Term Compensation Committee were Messrs. Berry (Chairman), Matthews and McKenzie. During 2005, the committee met six times.
      The current members of the Nominating/ Corporate Governance Committee are Messrs. Matthews (Chairman), Hickerson, McKenzie and Stoffel. The Nominating/ Corporate Governance Committee of the Board of Directors is responsible for advising the Board of Directors concerning the appropriate composition of the Board of Directors and its committees (including identifying individuals qualified to serve on the Board of Directors and its committees), the selection of director nominees for each annual meeting of the Company’s stockholders, and appropriate corporate governance practices. As described above, all members of the Nominating/ Corporate Governance Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards. During 2005, the committee met four times. The Board of Directors has adopted a written charter for the Nominating/ Corporate Governance Committee, which is available on the Company’s website at www.hollycorp.com and is available in print to any shareholder who requests it.
      The current members of the Public Policy Committee are Messrs. Hickerson (Chairman), Gray, and Reid. The Public Policy Committee of the Board of Directors is responsible for reviewing the Company’s policies and procedures on matters of public and governmental concern that significantly affect the Company, including but not limited to environmental, occupational health and safety, and equal employment opportunity matters. The committee is also responsible for recommending to management and the Board of Directors the formulation or modification of policies and procedures concerning such matters. During 2005, the committee met four times. As described above, all members of the Public Policy Committee have been determined to be independent as independence is defined in Section 303A.02 of the New York Stock Exchange’s listing standards.
STOCKHOLDER NOMINATING PROCEDURES
AND COMMUNICATIONS WITH THE BOARD
      The Company does not have a formal policy by which its stockholders may recommend director candidates, but the Nominating/ Corporate Governance Committee will consider candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. At a minimum, candidates for election to the Board must meet the independence requirements of Section 303A.02 of the New York Stock Exchange’s listing standards and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by stockholders will be evaluated in the same manner as candidates recommended by anyone else, although the independent directors may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. In evaluating proposed candidates, the Nominating/ Corporate Governance Committee will consider all relevant qualifications as well as the needs of the Company in terms of compliance with the New York Stock Exchange’s listing standards and SEC rules.
      William J. Gray has been selected to preside at regularly scheduled meetings of non-management directors. Persons wishing to communicate with the non-management directors are invited to email the Presiding Director at presiding.director@hollycorp.com or write to: William J. Gray, Presiding Director, c/o Secretary, Holly Corporation, 100 Crescent Court, Dallas, Texas 75201-6915. Although the Company has not to date developed formal processes by which stockholders may otherwise communicate directly with directors, the Company believes that its process with regard to communicating with non-management directors, and its informal process under which any communication sent to the Board of Directors in care of the Chairman of the Board or Secretary of the Company is forwarded to the Board of Directors for consideration, has served the Board of Directors’ and the stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the Board of Directors’ attention are forwarded to the Board of Directors.
EXECUTIVE OFFICERS
      The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries:

Name	Age	Title

Lamar Norsworthy	59	Chairman of the Board
Matthew P. Clifton	54	Chief Executive Officer
W. John Glancy	64	Senior Vice President and General Counsel
David L. Lamp	48	Executive Vice President, Refining and Marketing
Stephen J. McDonnell	55	Vice President and Chief Financial Officer
P. Dean Ridenour	64	Vice President and Chief Accounting Officer
      David L. Lamp, joined the Company in January of 2004 as Vice President, Refining Operations and was elected Executive Vice President, Refining and Marketing in November 2005. Prior to joining the Company, Mr. Lamp was Vice President of El Paso Energy Corporation (“El Paso”) and General Manager of El Paso’s 250,000 BPD Aruba refinery. Prior to his position with El Paso, Mr. Lamp was employed by Koch Industries, where he served as Refinery Manager and EVP-Refining and Chemicals Operations. In 1998, Mr. Lamp moved to Director of Operations for a large international chemical and fiber joint venture owned partially by Koch (KOSA).
      Stephen J. McDonnell, was appointed Vice President and Chief Financial Officer of the Company in September 2001. From August 2000 to September 2001, he was Vice President, Finance and Corporate Development. Prior to joining the Company, Mr. McDonnell was employed by Central and South West Corporation as a vice president in the mergers and acquisitions area from 1996 to June 2000. Mr. McDonnell also has served as Vice President and Chief Financial Officer for HEP since March 2004.
      P. Dean Ridenour, was appointed Vice President and Chief Accounting Officer of the Company in December 2004. Beginning in October 2002, Mr. Ridenour began providing full-time consulting services to the Company, and in August 2004, Mr. Ridenour became a full-time employee and officer of the Company in the position of Vice President, Special Projects, serving in that position until December 2004. From April 2001 until October 2002, Mr. Ridenour was temporarily retired. From July 1999 through April 2001, Mr. Ridenour served as Chief Financial Officer and director of GeoUtilities, Inc., an internet-based superstore for energy, telecom and other utility services, which was purchased by AES Corporation in March 2000. He was employed for 34 years by Ernst & Young LLP, including 20 years as an audit partner, retiring in 1997. Mr. Ridenour also has served as a director of HEP since August 2004 and as Vice President and Chief Accounting Officer for HEP since January 2005.
      The Executive Officers named above were elected by the Board of Directors to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Clifton, Glancy and Norsworthy is set forth previously in this Proxy Statement under “Directors.”
CODE OF BUSINESS CONDUCT AND ETHICS
      The Company has adopted a code of business conduct and ethics (the “Code of Ethics”) that applies to all officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions (the “Principal Financial Officers”). A copy of the Company’s Code of Ethics and a description of all amendments adopted thereto in the last twelve months are posted on the Company’s Internet website at www.hollycorp.com and is available in print to any shareholder who requests it. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its Principal Financial Officers by posting such information on this Internet website.
CORPORATE GOVERNANCE GUIDELINES
      The Company has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to promote the functioning of the Board of Directors and its committees and to set forth a common set of expectations as to how the Board should perform its functions. A copy of the Governance Guidelines is posted on the Company’s Internet website at www.hollycorp.com and the information therein is available in print to any shareholder who requests it.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
      The following table sets forth information for the last three years concerning the cash and non-cash compensation provided or awarded by the Company to its Chief Executive Officer and its other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries, including in the case of Messrs. Clifton, Glancy and McDonnell, in their capacity as executive officers of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., which is the general partner of the Company’s publicly-traded subsidiary, HEP. All references to stock options and shares of Common Stock reflect adjustments for the two-for-one stock split effective August 16, 2004.
Summary Compensation Table

				Restricted	All Other
		Salary	Bonus	Stock Awards	Compensation
Name and Principal Position	Year	($)(1)	($)(1)	(#)(2)	($)(3)

Lamar Norsworthy	2005	621,509	1,332,000	22,275	2,373,125
Chairman of the Board	2004	563,945	1,620,032	95,900	36,232
	2003	539,240	521,280	—	16,705
Matthew P. Clifton	2005	514,958	1,103,000	9,225	2,368,150
Chief Executive Officer	2004	467,457	1,474,736	89,050	31,960
	2003	446,125	436,163	—	9,179
W. John Glancy	2005	271,894	238,000	4,050	302,443
Senior Vice President	2004	246,483	380,305	11,750	10,359
and General Counsel	2003	233,630	214,370	—	7,595
Stephen J. McDonnell	2005	240,718	185,000	1,800	177,779
Vice President and	2004	232,012	145,000	8,400	9,678
Chief Financial Officer	2003	219,728	107,000	—	7,528
David L. Lamp	2005	241,334	483,000	2,000	10,248
Executive Vice President,	2004	189,491	210,000	3,800	186,406
Refining & Marketing	2003	—	—	—	—

(1)	Bonuses were paid in March 2006 based upon services rendered in 2005. Any perquisites or other personal benefits received from the Company by any of the named executive officers were less than the lesser of $50,000 or 10% of the individual’s total annual salary and bonus. Messrs. Clifton, Glancy and McDonnell also serve as officers of Holly Logistic Services, L.L.C., the general partner of HEP Logistics Holdings, L.P., the general partner of HEP (collectively, “HEP”). The costs of their salaries, bonuses, payroll taxes, benefits, and other direct costs are included within an annual administrative fee charged to HEP in accordance with an Omnibus Agreement the Company entered into with HEP.

(2)	Restricted Stock Awards: In February 2005, the Company granted restricted stock to the Company’s officers and other key employees, including the named executive officers. With the exception of Messrs. Norsworthy, Clifton and Glancy, the restricted shares issued in February of 2005 will vest 1/3 on January 1, 2008, 1/3 on January 1, 2009, and the remaining 1/3 will vest on January 1, 2010. Restricted shares granted to Messrs. Norsworthy, Clifton and Glancy, and beginning in 2006, Lamp, are subject to Company performance standards. The restricted shares issued in February of 2005 to Messrs. Norsworthy, Clifton and Glancy will vest 1/3 after January 1, 2008 if the performance standard is achieved by December 31, 2007, 1/3 after January 1, 2009 if the performance standard is achieved by December 31, 2008, and the remaining 1/3 after January 1, 2010 if the performance standard is achieved by December 31, 2009. The price of Company stock at the time of the February 2005 grants was $33.65. The aggregate total value based on per share prices at the date of grant of the 2005 restricted share grants to each of the named executive officers was as follows: $749,554 for Mr. Norsworthy, $310,421 for Mr. Clifton, $136,283 for Mr. Glancy, $60,570 for Mr. McDonnell and $67,300 for Mr. Lamp. During the restricted period, executives receive dividends on the restricted shares and have voting rights associated with such shares.

(3)	All Other Compensation — details for 2005:

	Performance			Company
	Share	Dividends on	Dividends on	Matching
Name	Payment	Restricted Shares	Phantom Shares	Thrift Plan	Total

Lamar Norsworthy	$2,317,560	$32,921	$14,244	$8,400	$2,373,125
Matthew P. Clifton	$2,317,560	$40,260	$1,930	$8,400	$2,368,150
W. John Glancy	$289,659	$4,384	—	$8,400	$302,443
Stephen J. McDonnell	$165,540	$3,839	—	$8,400	$177,779
David L. Lamp	—	$1,928	—	$8,320	$10,248
Long-Term Incentive Plans — Performance Share Awards in Last Year

		Performance or Other
	Number of Shares,	Period Until
	Units or Other Rights	Maturation or
Name	(#)(1)	Payout

Norsworthy	22,275	1/2008
Clifton	18,450	1/2008
Glancy	4,050	1/2008
McDonnell	2,387	1/2008
Lamp	2,000	1/2008

(1)	Performance Share Awards: On February 17, 2005, the Company granted performance share units to the Company’s officers and other key employees, including the named executive officers. The units represent an award for a designated performance period. At the end of the performance period, all recipients except Messrs. Norsworthy and Clifton are entitled to a number of shares equal to a percentage of the awarded units as determined by reference to the total shareholder return (the “TSR”) of the Company compared to the TSR of a select group of peer companies (the “Peer Group”). TSR includes both appreciation in share price during the performance period and the assumed reinvestment of any dividends declared into additional shares at the time dividends are paid. The number of shares of Company stock payable to the recipient at the end of the period is determined by multiplying the number of Units by a “performance percentage,” which may be from 0% to 200% depending upon the Company’s TSR ranking as compared to the Peer Group. Messrs. Norsworthy and Clifton are entitled to a cash payment equal to the value of the units as determined by reference to the TSR of the Company compared to the TSR (determined as set forth above) of the Peer Group. The share price for the TSR calculation of the Company is the average share price for the final thirty-day trading period of the performance period (the “Share Price”). The amount payable to the recipient at the end of the period is determined by multiplying the number of Units by a “performance percentage,” which may be from 0% to 200% depending upon the Company’s TSR ranking as compared to the Peer Group, further multiplied by the Share Price.
Aggregated Option Exercises In Last Year
and Year-End Option Values

				Number of Securities
				Underlying Unexercised		Value of Unexercised In-the
				Options at		Money Options at
		Shares		December 31, 2005		December 31, 2005(3)
	Option	Acquired	Value
Name	Price(2)	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Total — Norsworthy(1)	—	—	—	620,248	48,000	$33,971,600	$2,540,160
Total — Clifton	$6.13	262,200	$7,262,688	97,800	32,000	$5,176,449	$1,693,440
Total — Glancy	$4.23	50,000	$2,055,831	64,000	16,000	$3,397,360	$846,720
Total — McDonnell	—	—	—	112,000	8,000	$6,159,290	$423,360
Total — Lamp	—	—	—	—	—	—	—

(1)	In addition to stock options for 592,000 shares of Common Stock exercisable at the end of 2005, Mr. Norsworthy holds 28,248 Phantom Shares that were granted for past services and to compensate for the exclusion of the officer from the Employee Stock Ownership Plan (“ESOP”) in the 1986-88 fiscal years. Phantom Shares are unsecured rights to cash payments based on the market value of such shares at future dates. Payments based on market value of Common Stock are generally due 40 days after termination of employment or the date of final distribution to the officer under the ESOP unless the officer elects to defer payments to future dates that may not be later than 60 days after the officer’s death or permanent disability.

(2)	Calculated as an average exercise price of all options exercised by the executive during the year.

(3)	Calculated based on the fair market value of the Company’s Common Stock on December 31, 2005 ($58.87 per share) minus the relevant exercise prices.
Bonus Arrangements
      The Company and its principal subsidiaries provide incentive bonuses for certain key personnel. Bonuses are based in part on the performance of the Company and in part on assessment of individual performance. See “Compensation Committee Report on Executive Compensation.”
Retirement Plan
      The Company has a noncontributory Retirement Plan for all permanent employees. The following table sets forth the estimated annual retirement benefits (subject to reduction for Social Security offsets) that would be payable in 2006 for certain salary ranges under the Retirement Plan and the Retirement Restoration Plan described below:
Pension Plan Table

	Years of Credited Service at Normal Retirement
Highest 3-Year
Average Pay	10	15	20	25	30	35

150,000	24,000	36,000	48,000	60,000	72,000	84,000
200,000	32,000	48,000	64,000	80,000	96,000	112,000
250,000	40,000	60,000	80,000	100,000	120,000	140,000
300,000	48,000	72,000	96,000	120,000	144,000	168,000
350,000	56,000	84,000	112,000	140,000	168,000	196,000
400,000	64,000	96,000	128,000	160,000	192,000	224,000
450,000	72,000	108,000	144,000	180,000	216,000	252,000
500,000	80,000	120,000	160,000	200,000	240,000	280,000
550,000	88,000	132,000	176,000	220,000	264,000	308,000
600,000	96,000	144,000	192,000	240,000	288,000	336,000
650,000	104,000	156,000	208,000	260,000	312,000	364,000
700,000	112,000	168,000	224,000	280,000	336,000	392,000
      The compensation covered by the Company’s retirement plans is the average annual base compensation during the highest compensated consecutive 36-month period of employment with the Company for each employee. At December 31, 2005, the covered compensation for Messrs. Norsworthy, Clifton, Glancy, McDonnell and Lamp were $575,019, $476,160, $250,667, $230,819 and $221,568, respectively. At December 31, 2005, Messrs. Norsworthy, Clifton, Glancy, McDonnell and Lamp were credited with 34, 25, 6, 5 and 1 year(s) of service, respectively. Under the Retirement Plan, subject to certain age and length-of-service requirements, employees upon normal retirement are entitled to a life annuity with yearly pension payments equal to 1.6% of average annual base compensation during their highest compensated consecutive 36-month period of employment with the Company multiplied by total credited years of service, less 1.5% of primary Social Security benefits multiplied by such service years but not to exceed 45% of such benefits. Benefits up to limits set by the Internal Revenue Code are funded by Company contributions to the Retirement Plan, with the amounts determined on an actuarial basis. The Internal Revenue Code of 1986, as amended (the “Code”), currently limits benefits that may be covered by the Retirement Plan’s assets to $175,000 per year (subject to increases for future years based on price level changes) and limits the compensation that may be taken into account in computing such benefits to $220,000 per year (subject to certain upward adjustments for future years). Effective from the 1995 fiscal year, the Company has a Retirement Restoration Plan that provides for additional payments from the Company so that total Retirement Plan benefits for specified executives will be maintained at the levels provided in the Retirement Plan before the application of the limitations of the Code.
Thrift Plan
      The Company has a Thrift Plan, which is qualified under the Code, for eligible employees of the Company and its subsidiaries.
      Employees may elect to participate in the Thrift Plan by making contributions to the Plan of 1% to 50% of their compensation. For employees with at least one year of service, the Company matches employee contributions up to 4% of their compensation, except for employees of Company subsidiaries in Lovington and Artesia, New Mexico, Woods Cross, Utah, and Spokane, Washington who are represented by, in New Mexico, the International Union of Operating Engineers and, in Utah, United Steel Workers — PACE, for whom the Company matches employee contributions up to 6% of their compensation. In 2006, employee contributions that are made on a tax-deferred basis are generally limited to $15,000 per year with employees over 50 years of age able to make additional tax deferred contributions of $5,000. Employees may direct Company contributions to be invested in Common Stock. Company contributions vest upon the earlier of three years of credited service or termination of employment due to retirement, disability or death. Matching Company contributions for executive officers under the Thrift Plan have been included in the Summary Compensation Table under the column captioned “All Other Compensation.”
      Many employees of the Company and eligible affiliates with at least one year of service, other than employees covered by collective bargaining agreements, participated in an Employee Stock Ownership Plan (“ESOP”) established in 1985. For the 1987 through the 1996 fiscal years, shares of Common Stock held by the ESOP were allocated to the accounts of participants for each fiscal year on the basis of payments of principal on the ESOP’s ten-year installment note issued to the Company in connection with the ESOP’s purchase of Common Stock from the Company. Shares were allocated to participants based on their compensation. Participants’ shares vest upon the earlier of five years’ credited service or termination of employment due to retirement, disability or death. For the year ending December 31, 2005, no shares of Common Stock held by the ESOP were allocated to participants related to forfeitures for the year ending December 31, 2005. Effective August 1, 1999, the ESOP was merged into the Thrift Plan and each participant’s ESOP account became a Company Stock ESOP Account in the Thrift Plan. Over the twelve months ending October 2002, shares in the Company Stock ESOP Account for each participant were gradually shifted to each participant’s regular Thrift Plan account and consequently became subject to the participant’s directions as to holding or selling such shares.
ESOP Restoration Plan
      The Company adopted an ESOP restoration plan to provide additional benefits to executives whose allocations of shares of Common Stock from the ESOP for the 1995 and 1996 fiscal years were reduced because of the application of limitations of the Code. The plan provides for the grant to participants after the end of the 1995 and 1996 fiscal years of “phantom shares” equal in number to the number of shares not allocated to participants because of the limitations of the Code. The phantom shares under the plan are unsecured rights to cash payments based on dividends paid on shares of Common Stock and on the market value of such shares at future dates. Payments based on market value of Common Stock will generally be made at the time of a participant’s termination of employment. A total of 61,880 phantom shares were granted to participants for the 1995 and 1996 fiscal year. Phantom shares held at December 31, 2005 by executive officers are as follows: 11,320 shares by Mr. Norsworthy, 5,360 by Mr. Clifton, none by Mr. Glancy, none by Mr. McDonnell, and none by Mr. Lamp.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Compensation Philosophy
      The basic objective of the Company’s compensation program for executives is to provide levels of compensation that allow the Company to attract and retain productive executives who are motivated to protect and enhance the long-term value of the Company for its stockholders. The Company seeks to establish and maintain levels of compensation that are competitive with levels for comparable companies within its industry sector. Competitive compensation levels are determined on the basis of available information on compensation paid by companies in the Company’s industry that are most similar to the Company, taking into account the Company’s size and place in the refining industry. In addition, the Company participates in and regularly reviews compensation surveys of the petroleum and refining industry conducted by a major independent executive compensation consulting firm. Executive compensation programs are intended to reward each executive based on Company performance and individual performance and to balance appropriately short-term and long-term considerations. The Company targets the median (50th percentile) of competitive pay data for establishing executive base salary levels and incentive opportunities.
Elements of Compensation
      The Company’s executive compensation programs and plans are comprised of the following elements:

•	Base salaries

•	Annual incentive (bonus) opportunities

•	Long-term incentive opportunities under the Company’s Long-Term Incentive Compensation Plan (which are granted by the Compensation Committee)

•	Employee benefit plans available to all full-time, salaried employees of the Company

•	Supplemental benefits including benefits earned under the retirement restoration plan.
      Base salaries for executives are set at levels intended to be competitive at the 50th percentile of comparably-sized organizations in the petroleum and refining industry sector. Salaries are reviewed and adjusted annually; individual salary adjustments are made in consideration of the executive’s performance and contributions to the Company as well as the executive’s salary in relationship to competitive market data. Base salary adjustments were made during 2005 for the named executive officers.
      Annual incentive (bonus) awards are based on an evaluation of two or more of the following measures over a 12-month performance period: the Company’s performance against internal pre-tax net income goals; the Company’s performance against select peer companies’ performance relative to basic earnings per share growth, net profit margin, return on assets and return on investment; divisional performance goals; and performance against individual goals. With respect to the Chairman of the Board and the Chief Executive Officer, any annual incentive awards are weighted equally upon the Company’s performance against internal pre-tax net income goals and the Company’s performance against select peer companies’ performance relative to basic earnings per share growth, net profit margin, return on assets and return on investment. They have a bonus target of 90% of base salary, which may be reduced to 0% or increased to 300% of target depending upon performance relative to the two measures. In 2005, the Committee determined that the Chairman of the Board and Chief Executive Officer had earned the maximum award based upon the Company’s performance against the internal pre-tax net income goal and 176% of target based upon the Company’s performance versus the select peer companies.
      Until 2004, the Company used stock options as its principal form of long-term incentive compensation. Beginning in the latter part of 2003, the Committee (and the then active Long-Term Compensation

Committee) worked with advisors from an independent executive compensation consulting firm in revising the Company’s approach to long-term incentives. In February 2005, the Company granted both restricted stock and performance share units to the Company’s executive officers, including the named executive officers. The amount and term of the February 2005 grants were based on consideration of the success of the Company versus its peer group. All February 2005 restricted stock grants are time-lapse restricted shares with the restrictions lapsing ratably over the last three years of a five-year period with the exception of those granted to Messrs. Norsworthy, Clifton and Glancy, which are subject to Company performance standards. During the restricted period, executives receive dividends on the restricted shares and have the voting rights associated with such shares. The February 2005 performance share unit grants provide that they will be earned over a three-year performance period. The number of performance share units earned will be based upon the Company’s total stockholder return as compared to a select group of refining industry sector peer companies. The number of performance share units earned will be in the range of zero to 200 percent of the number of units granted, depending upon the Company’s relative total stockholder return. All performance share units are paid in the form of Company stock with the exception of the awards to Messrs. Norsworthy and Clifton, which will be paid in cash with the value of the award at the conclusion of the performance period being based upon both the number of performance share units earned and the price of the Company’s common shares at the end of the period. Under new stock ownership guidelines approved by the Committee in 2006, executives will be expected to retain fifty percent of net profit shares received from long-term incentive awards until a specified ownership level is achieved.
Compensation of the Chairman of the Board and the Chief Executive Officer
      The compensation of the Company’s Chairman of the Board and the Company’s Chief Executive Officer is determined by the Committee based on consideration of the compensation programs and principles described above. Lamar Norsworthy served as Chairman of the Board and Chief Executive Officer from 1977 until January 1, 2006. Since January 1, 2006, Matthew P. Clifton has served as the Company’s Chief Executive Officer, and Mr. Norsworthy has continued to serve as the Chairman of the Board.
      Effective January 1, 2006, Mr. Norsworthy received a salary adjustment from $621,509 per year to $647,000 per year. In addition, Mr. Norsworthy received annual incentive awards totaling $1,332,000 for the reporting period covered. Such awards were made based on consideration of the Company’s performance during this period as set forth above. Based on recommendations of advisors from an independent executive compensation consulting firm, Mr. Norsworthy received awards of long-term incentive compensation in the form of 22,275 restricted shares and 22,275 performance share units in February 2005 and 10,465 restricted shares and 10,465 performance share units in February 2006. 28,000 of Mr. Norsworthy’s restricted shares, granted in February 2004, vested in February 2006. In addition, Mr. Norsworthy received a payment in January 2005 totaling $2,317,560 related to the vesting of the February 2004 performance share unit grants. All compensation awarded to Mr. Norsworthy during the reporting period is reflected in and fully described in the Summary Compensation Table set forth in the Proxy Statement.
      Effective January 1, 2006, Mr. Clifton received a salary adjustment from $467,457 per year to $647,000 per year. In addition, Mr. Clifton received annual incentive awards totaling $1,103,000 for the reporting period covered. Such awards were made based on consideration of the Company’s performance during this period as set forth above. Based on recommendations of advisors from an independent executive compensation consulting firm, Mr. Clifton received awards of long-term incentive compensation in the form of 9,225 restricted shares and 18,450 performance share units in February 2005 and 7,849 restricted shares and 7,849 performance share units in February 2006. 28,000 of Mr. Clifton’s restricted shares, granted in February 2004, vested in February 2006. In addition, Mr. Clifton received a payment in January 2005 totaling $2,317,560 related to the vesting of the February 2004 performance share unit grants. All compensation awarded to Mr. Clifton during the reporting period is reflected in and fully described in the Summary Compensation Table set forth in the Proxy Statement.

Deductibility of Executive Compensation
      With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to named executive officers in excess of $1 million, the Company has adopted a policy to comply with such limitations to the extent practicable. The Company’s Long-Term Incentive Compensation Plan has been approved by stockholders; certain elements of the plan are designed to provide performance-based incentive compensation which would be fully deductible under Section 162(m). Restricted Stock and Performance Share grants made to executive officers who are also directors of the Company are intended to be fully deductible under Section 162(m). However, the Compensation Committee has also determined that some flexibility is required, notwithstanding the statutory and regulatory provisions, in negotiating and implementing the Company’s incentive compensation programs. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance measurements and other criteria that it may determine, in its discretion, from time to time.
Compensation Committee of the Board of Directors

Buford P. Berry Chairman	Thomas K. Matthews Robert G. McKenzie
      The Compensation Committee Report on Executive Compensation will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates such report by reference.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The members of the Compensation Committee of the Board of Directors during the year ending December 31, 2005 were Messrs. Berry (Chairman), Matthews and McKenzie. None of the members of the Committee was an officer or employee of the Company or any of its subsidiaries during the year ending December 31, 2005. No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of the Company’s Board of Directors or the Compensation Committee.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2005 and has discussed with representatives of Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2005, the matters required to be discussed by Statement of Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as currently in effect, and has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
Audit Committee of the Board of Directors

Robert G. McKenzie, Chairman	Buford P. Berry Thomas K. Matthews, II Paul T. Stoffel

      The Audit Committee Report will not be deemed proxy soliciting material and will not be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such report by reference.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee of the Board of Directors of the Company has selected Ernst & Young LLP, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2006 calendar year. Ernst & Young LLP has conducted such audits since 1977. It is expected that a representative of such firm will be present in person or by conference telephone at the Annual Meeting, will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.
AUDIT FEES
      The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2005 and 2004:

	2005	2004

Audit Fees(1)	$1,142,000	$1,139,000
Audit-Related Fees(2)	$45,000	$36,000
Tax Fees(3)	$690,000	$466,000
All Other Fees	—	—

Total	$1,877,000	$1,641,000

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements and audits performed as part of registration statement filings of the Company and its affiliates. Includes $431,000 in 2004 for audit services for Navajo Pipeline Co., L.P. in connection with the initial public offering of HEP, which costs HEP reimbursed to the Company.

(2)	Represents fees for professional services in connection with the Company’s benefit plans.

(3)	Represents fees for professional services in connection with tax compliance and planning. Includes $373,000 and $13,000 for tax services provided to HEP in the years ended December 31, 2005 and 2004, respectively, as tax services are among the administrative services that the Company provides to HEP under the Omnibus Agreement.
      The Company has adopted a policy whereby the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence. The Audit Committee has approved a policy whereby it may delegate its pre-approval authority, up to $75,000, to one or more of the Committee’s members or to the Company’s Chief Accounting Officer, and any decisions made under such delegation are required to be reported to the Audit Committee.

STOCK PERFORMANCE GRAPH
      Set forth below is a line graph comparing, for the period commencing July 1, 2000 and ending December 31, 2005, the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock to the cumulative total return of the S&P Composite 500 Stock Index and of an industry peer group chosen by the Company. The stock price performance depicted in the foregoing graph is not necessarily indicative of future price performance. The graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such graph by reference.
COMPARISON OF CUMULATIVE TOTAL RETURN

	Base
	Period(1)
Company Name/ Index	Jul 01	Jul 02	Dec 02	Dec 03	Dec 04	Dec 05

HOLLY CORP	$282.80	$297.76	$391.04	$500.21	$1,027.70	$2,187.25

S&P 500 INDEX	$85.67	$65.43	$63.65	$81.91	$90.82	$95.29

PEER GROUP(2)	$132.01	$118.61	$114.88	$171.98	$263.45	$519.15

(1)	The amounts shown assume that the value of the investment in the Company and each index was $100 on August 1, 2000 and that all dividends were reinvested.

(2)	The Peer Group is made up of Frontier Oil Corporation, Giant Industries, Inc., Marathon Oil Corporation, Sunoco, Inc., Tesoro Petroleum Corp., Premcor, Inc. and Valero Energy Corporation. Premcor was acquired by Valero in September of 2005. Most of the peer group companies are also engaged in retail gasoline marketing in addition to their refining activities. Additionally, most of the peer companies are substantially larger than the Company in terms of assets and sales.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      During 2005 and the first part of 2006, Lamar Norsworthy, who was Chairman of the Board and Chief Executive Officer of the Company through the end of 2005 and is currently Chairman of the Board, has jointly owned with the Company a jet aircraft which Mr. Norsworthy operates for personal use and for Company business travel. The aircraft was purchased for $3,550,000. For the period from the acquisition of the aircraft in July 2004 through November 2005, the aircraft was owned 25% by Mr. Norsworthy and 75% by the Company (based on original contributions to the purchase price of the aircraft). In November 2005, Mr. Norsworthy purchased an additional 25% interest in the aircraft from the Company for 25% of the original purchase price, which was estimated by Mr. Norsworthy and the Audit Committee of the Company’s Board of Directors to be the approximate fair market value of the aircraft at the date Mr. Norsworthy purchased the additional 25% interest. Since the acquisition of the aircraft, Mr. Norsworthy and the Company have shared all fixed costs and capital expenses associated with the aircraft according to the ownership percentage of Mr. Norsworthy and the Company from time to time. All variable costs incurred have been paid directly by the respective user, depending upon whether the aircraft was operated for Mr. Norsworthy’s personal use or for Company business. During 2005, the aircraft was operated by Mr. Norsworthy for a total of 321 hours of which 33% were for personal use and 67% were for Company business travel. In February 2006, Mr. Norsworthy and the Company entered into an agreement to purchase an aircraft to replace the aircraft that had been jointly owned. The purchase price of the new aircraft is $7,887,500 and will be shared 60% by Mr. Norsworthy and 40% by the Company. The new aircraft will be operated by Mr. Norsworthy for personal use and for Company business travel under the same arrangement as used with the prior jointly owned aircraft. It is expected that Mr. Norsworthy’s personal use of the aircraft as a percentage of the total hours of the aircraft’s operation will be less than Mr. Norsworthy’s percentage ownership in the aircraft and share of fixed expenses. Mr. Norsworthy and the Company plan to sell the aircraft that has been jointly owned by Mr. Norsworthy and the Company since July 2004 and to divide the net proceeds of that sale in accordance with their 50% ownership percentages in that aircraft. This arrangement has been reviewed and approved by the Audit Committee.
      M. Neale Hickerson, who is employed by the Company as Vice President, Investor Relations, is the son of Marcus R. Hickerson, a director of the Company. Neale Hickerson was paid compensation in the amount of $279,990 for services rendered during 2005.
      Michael P. Clifton, who is employed by the Company as a manager of supply and business development for the Company’s asphalt operations, is the son of Matthew P. Clifton, the Chief Executive Officer and a director of the Company. Michael Clifton was paid compensation in the amount of $109,938 for services rendered during 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, all such reports concerning beneficial ownership were filed in a timely manner by reporting persons except for the December 27, 2004 Form 4 report on a sale by Jack P. Reid on December 23, 2004, in the amount of 4,100 shares, which should have been reported as a sale of 6,400 shares. This was corrected on a Form 5 filing on February 14, 2006.
ADDITIONAL INFORMATION
Stockholder Proposals
      Proposals of stockholders to be considered for presentation at the Company’s 2007 Annual Meeting should be received by the Company by December 9, 2006, in order to be considered for inclusion in the proxy statement for that meeting. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, the Company management will have discretionary authority to vote on any matter of which the Company does not receive notice by February 24, 2007 with respect to proxies submitted for the Company’s 2007 Annual Meeting.

Other Matters
      The Board of Directors of the Company does not know of any other matters to be acted upon at the meeting. However, if any other matter properly comes before the meeting, the persons voting the proxies will vote them in accordance with their best judgment.
Financial Statements Available
      A copy of the Company’s 2005 Annual Report containing the audited consolidated balance sheet at December 31, 2005, and the related consolidated statements of income, cash flows, stockholders’ equity and comprehensive income for the year ended December 31, 2005, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.
Voting Via the Internet or By Telephone
      If you have shares registered directly with the Company’s transfer agent, you may choose to vote those shares via the Internet or by telephone. Specific instructions for registered stockholders interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. If you hold shares with a broker or bank, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.
      Votes submitted via the Internet or by telephone must be received by the transfer agent by 11:59 p.m., Eastern Daylight Time, on May 10, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available are consistent with the requirements of applicable law. A stockholder voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

ERIN O. ROYSTON
Secretary

Appendix A
TEXT OF PROPOSED AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
HOLLY CORPORATION
      The Board of Directors of the Corporation proposes an amendment to the Restated Certificate of Incorporation of the Corporation to amend the first paragraph of ARTICLE FOURTH to read as follows:

ARTICLE FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Million (1,000,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Million Dollars ($1,000,000), shall be Preferred Stock, and of which One Hundred Million (100,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Million Dollars ($1,000,000), shall be Common Stock.

A-1

HOLLY-PS-06

ANNUAL MEETING OF STOCKHOLDERS OF
HOLLY CORPORATION
May 11, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê
     ■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND
“FOR” APPROVAL OF THE AMENDMENT TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	B.P. Berry M.P. Clifton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	W.J. Glancy W.J. Gray
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	M.R. Hickerson T.K. Matthews
		¡ ¡	R.G. McKenzie L. Norsworthy
		¡ ¡	J.P. Reid P.T. Stoffel

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.
Approval of Amendment to the Corporation’s Restated Certificate of Incorporation to increase the total number of shares of Common Stock par value $0.01 per share, that the Corporation has the authority to issue from 50,000,000 shares to 100,000,000 shares.
		☐	☐	☐

3.	Other Business - Voting upon any other business properly brought before the meeting or any adjournment thereof.

This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR the election of all nominees as directors, FOR approval of the amendment to the Corporation’s Restated Certificate of Incorporation, and in the discretion of those authorized to vote this proxy on any other business.

Receipt of the Company’s Annual Report for 2005, Notice of Annual Meeting and related Proxy Statement is hereby acknowledged, and all former proxies are hereby revoked.

	Please check the box if you are planning to attend the Annual Meeting in person.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

o	■

PROXY
HOLLY CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Lamar Norsworthy, Gerard L. Regard, Matthew P. Clifton and Erin O. Royston, or any of them or their substitutes, are hereby appointed proxies to represent and to vote the stock of Holly Corporation standing in the name(s) of the undersigned at the Annual Meeting of Stockholders to be held in Dallas, Texas on May 11, 2006, and at all adjournments thereof.
TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS YOU DO NOT NEED TO MARK ANY OF THE BOXES, JUST DATE AND SIGN ON THE REVERSE SIDE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
HOLLY CORPORATION
May 11, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND
“FOR” APPROVAL OF THE AMENDMENT TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	B.P. Berry M.P. Clifton
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	W.J. Glancy W.J. Gray
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	M.R. Hickerson T.K. Matthews
		¡ ¡	R.G. McKenzie L. Norsworthy
		¡ ¡	J.P. Reid P.T. Stoffel

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment to the Corporation’s Restated Certificate of Incorporation to increase the total number of shares of Common Stock par value $0.01 per share, that the Corporation has the authority to issue from 50,000,000 shares to 100,000,000 shares.	☐	☐	☐

3.	Other Business - Voting upon any other business properly brought before the meeting or any adjournment thereof.

This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR the election of all nominees as directors, FOR approval of the amendment to the Corporation’s Restated Certificate of Incorporation, and in the discretion of those authorized to vote this proxy on any other business.

Receipt of the Company’s Annual Report for 2005, Notice of Annual Meeting and related Proxy Statement is hereby acknowledged, and all former proxies are hereby revoked.

	Please check the box if you are planning to attend the Annual Meeting in person.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.